Exhibit 10.5
GROUPON, INC.
ADDENDUM NO. 1 TO EXHIBIT A
TO NOTICE OF PERFORMANCE SHARE UNIT AWARD
SUMUP TSR ADJUSTMENT GUARDRAIL

Participant: [_______________]
Employee ID: [_______________]
Grant Date: May 1, 2026
Addendum Effective Date: [_______________]

This Addendum No. 1 (the “Addendum”) to Exhibit A to the Notice of Performance Share Unit Award (the “Notice”), together with the 2026 Performance Share Unit Award Agreement (the “Agreement”), is entered into as of the Addendum Effective Date by and between Groupon, Inc. (the “Company”) and the Participant. Capitalized terms used but not defined in this Addendum have the meanings assigned to them in the Notice, Exhibit A, and the Agreement, as applicable.

RECITALS

WHEREAS, the Company granted the Participant an award of performance share units (“PSUs”) on May 1, 2026 (the “Award”), pursuant to the Groupon, Inc. 2011 Incentive Plan, as amended (the “Plan”), subject to the terms of the Notice, Exhibit A, and the Agreement;

WHEREAS, on April 26, 2026, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved via e-mail the 2026 PSU design for the Company’s Senior Leadership Team (“STeam”) conditional upon the inclusion of an adjustment mechanism intended to ensure that PSU vesting outcomes reflect the Company’s underlying operational and market performance, excluding any windfall or shortfall attributable solely to the realization or revaluation of the Company’s equity interest in SumUp (the “SumUp TSR Adjustment Guardrail”);

WHEREAS, the Committee formally ratified the SumUp TSR Adjustment Guardrail in a Unanimous Written Consent dated June 6, 2026;

WHEREAS, the SumUp TSR Adjustment Guardrail was communicated to and understood by the STeam, including the Participant, in advance of the Grant Date;

WHEREAS, due to an inadvertent administrative error, the SumUp TSR Adjustment Guardrail, as approved by the Committee, was not incorporated into the Notice, Exhibit A, or Agreement delivered to and executed by the Participant; and

WHEREAS, the Committee has authorized the Company to correct this inadvertent administrative error by issuing this Addendum to amend Exhibit A to the Notice to incorporate the SumUp TSR Adjustment Guardrail, without altering the Grant Date, the Total Number of PSUs Granted, the Performance Period, the Vesting Structure, the Vesting Range, or any other term of the Award except as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Participant agree as follows:

1. AMENDMENT TO EXHIBIT A — DEFINITIONS

Section 1 (Definitions) of Exhibit A to the Notice is hereby amended to add the following defined terms, inserted in appropriate alphabetical sequence:

“SumUp Book Value” means the Company’s book value of its equity interest in SumUp Holdings, S.a.r.l or any successor or related entity (“SumUp”), as of the Grant Date, being approximately $75,000,000.

“SumUp Liquidity Event” means any sale, transfer, initial public offering, or other realization event with respect to the Company’s equity interest in SumUp occurring during the Performance Period.

“SumUp TSR Adjustment” means the adjustment to the Vesting Date VWAP described in Section 4(e) of this Exhibit A, made for purposes of neutralizing the impact of any SumUp Liquidity Event or change in the carrying value of the Company’s SumUp equity interest on the calculation of Groupon Absolute TSR and the rTSR Percentile.

2. AMENDMENT TO EXHIBIT A — MEASUREMENT METHODOLOGY

Section 4 (Measurement Methodology) of Exhibit A to the Notice is hereby amended to add the following new subsection (e):

(e) SumUp TSR Adjustment. Notwithstanding any other provision of this Exhibit A, the Vesting Date VWAP used to calculate Groupon Absolute TSR shall be adjusted as follows:

•(i) If a SumUp Liquidity Event occurs during the Performance Period, the Vesting Date VWAP shall be adjusted downward by an amount per Share equal to the excess, if any, of the aggregate proceeds realized by the Company in connection with the SumUp Liquidity Event over the SumUp Book Value, divided by the total number of Shares outstanding as of the date of the SumUp Liquidity Event (by way of illustration only, and not as a representation of actual amounts, aggregate realized proceeds of approximately $150,000,000 would correspond to a downward adjustment of approximately $2 per Share); and

•(ii) If no SumUp Liquidity Event occurs during the Performance Period, the Vesting Date VWAP shall be adjusted to reflect the change, if any, in the carrying value of the Company’s SumUp equity interest on the Company’s books (which is subject to periodic re-marking as events dictate) as of the Performance Period End Date, relative to the SumUp Book Value.

The SumUp TSR Adjustment described in this Section 4(e) shall be applied by the Committee as part of its certification of the rTSR Percentile pursuant to Section 5 of this Exhibit A, and the Committee’s determination of the amount and application of the SumUp TSR Adjustment shall be final, binding, and conclusive. For the avoidance of doubt, the SumUp TSR Adjustment is intended to isolate the Award’s vesting outcome to the Company’s underlying operational and market performance, and may result in an upward or downward adjustment to the Vesting Date VWAP depending on the direction of the relevant SumUp realization or revaluation.

3. NO OTHER MODIFICATION; NO OTHER CHANGE TO TERMS

Except as expressly amended by this Addendum, the Notice, Exhibit A, and the Agreement remain unchanged and in full force and effect. For the avoidance of doubt, this Addendum does not alter, and shall not be construed to alter: (a) the Grant Date; (b) the Total Number of PSUs Granted (Target); (c) the Grant Value at Target; (d) the Performance Period or Vesting Date; (e) the Vesting Structure; (f) the Vesting Range or the formula set forth in Section 3 of Exhibit A determining the Vesting Percentage by reference to the rTSR Percentile; (g) the Negative TSR Cap; or (h) any leaver, Change in Control, settlement, tax, or other provision of the Notice, Exhibit A, or Agreement.

4. ACKNOWLEDGMENT

The Participant acknowledges that: (a) this Addendum restates the terms of the SumUp TSR Adjustment Guardrail approved by the Committee in connection with the Participant’s Award and which was previously discussed with the Participant in advance of the Grant Date; and (b) this Addendum is entered into solely to correct an inadvertent administrative error, and does not represent a new grant, a modification of any term of the Award, or a change to the Participant’s rights or obligations other than as expressly set forth in Sections 1 and 2 above.

5. GOVERNING LAW; ENTIRE AGREEMENT

This Addendum shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its conflict of law principles. For the purpose of litigating any dispute that arises under this Addendum, the parties hereby consent to the exclusive jurisdiction of the federal or state courts of the State of Illinois. The Notice, including Exhibit A, as amended by this Addendum, the Agreement, and the Plan together constitute the entire agreement between the Company and the Participant with respect to the subject matter hereof. In the event of any conflict between the provisions of this Addendum and Exhibit A, this Addendum shall govern with respect to the SumUp TSR Adjustment Guardrail.

IN WITNESS WHEREOF, the parties have executed this Addendum as of the Addendum Effective Date set forth above.

PARTICIPANT	GROUPON, INC.
_______________________________ Signature _______________________________ Print Name	_______________________________ Authorized Signature _______________________________ Print Name / Title